                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         INSURANCE AUTO AUCTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                         [LOGO INSURANCE AUTO AUCTIONS]

                         INSURANCE AUTO AUCTIONS, INC.

                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                              SCHAUMBURG, IL 60173

                                                                  April 29, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Insurance Auto Auctions, Inc. (the "Company") to be held on June 16, 1999 at 9:30 a.m. at the Arlington Park Hilton, 3400 W. Euclid Avenue, Arlington Heights, IL 60005. The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. If you decide to attend the meeting, you may still vote in person even if you have previously submitted a proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ CHRISTOPHER G. KNOWLES

                                          --------------------------------------
                                          Christopher G. Knowles
                                          Chief Executive Officer

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 16, 1999


     The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Insurance Auto Auctions, Inc. (the "Company") will be held on June 16, 1999 at 9:30 a.m. at the Arlington Park Hilton, 3400 W. Euclid Avenue, Arlington Heights, IL 60005, for the following purposes:

          1. To elect nine directors of the Company to serve until the next annual meeting or until their successors have been elected and qualified;

          2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 19, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at Illinois Corporation Service Co., 700 S. 2nd Street, Springfield, IL 62704 and at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, during regular business hours until the Annual Meeting.

     Please read carefully the following Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and then complete, sign and return your proxy as promptly as possible. You may also submit your proxy by telephone or over the Internet. Should you receive more than one proxy because your shares are registered in different names, each proxy should be submitted to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Christopher G. Knowles
                                          --------------------------------------
                                          Christopher G. Knowles
                                          Chief Executive Officer


Schaumburg, Illinois
April 29, 1999

                             YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 16, 1999


                                    GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on June 16, 1998 at 9:30 a.m. at the Arlington Park Hilton, 3400 W. Euclid Avenue, Arlington Heights, IL 60005. Shareholders of record on April 19, 1999 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy and Notice of Annual Meeting are first being mailed to shareholders on or about May 14, 1999.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     On April 19, 1999, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,355,733 shares of Common Stock outstanding. No shares of the Company's Preferred Stock are outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at the Annual Meeting. The nine candidates for election as directors receiving the highest number of votes (and who each receive the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting) will be elected directors of the Company. Ratification of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 will be decided by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Abstentions with respect to any matter are treated as shares represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

PROXIES

     Shareholders may submit their proxies in writing or by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are presented on the proxy card. When properly completed and returned to the Company or properly submitted by telephone or over the Internet, the proxy will be voted as marked on the proxy or as submitted by telephone or over the Internet. If no instructions are given, all the shares represented by the proxy will be voted FOR the election of each of the nominees as directors and FOR ratification of the appointment of the Company's independent auditors.

     Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Vice President, Finance of the Company at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, a notice of revocation or another signed proxy with a later date. A proxy may be revoked by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, personal interview or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers, or employees of the Company for any such services. Also, the Company has retained Beacon Hill Partners, Inc. to assist in soliciting proxies. The Company will pay Beacon Hill a fee of approximately $5,000, plus expenses for their services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company pursuant to Rule 14a-8 that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Company at its principal executive offices no later than December 30, 1999 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. In addition, shareholders wishing to bring a proposal before the Annual Meeting in 2000 (but not include it in the Proxy Statement) must provide notice of the proposal to the Company on or before March 21, 2000. The Company may exercise discretionary authority with respect to any shareholder proposals received by the Company after March 21, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors has nominated the nine nominees listed below (the "Nominees") for election as directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified. Each of the nine Nominees are presently directors of the Company. As of the date of this Proxy Statement, each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any Nominee will be unavailable to serve. In the event that any Nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy. Unless otherwise instructed in the proxy, the proxy holders will vote the proxies received by them FOR each of the Nominees. The nine Nominees receiving the highest number of votes at the Annual Meeting (and who each receive the affirmative vote of a majority of the shares represented and entitled to vote) will be elected directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES

     Set forth below is information regarding the Nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were or are selected as directors and their ages as of March 31, 1999:

                                                                           YEAR FIRST
                                                                           ELECTED OR
NOMINEE                                                         AGE    APPOINTED DIRECTOR
-------                                                         ---    ------------------
Thomas J. O'Malia (1).......................................    55            1993
Christopher G. Knowles......................................    56            1994
Maurice A. Cocca (2)(3).....................................    55            1997
Susan B. Gould (2)..........................................    61            1991
Peter H. Kamin..............................................    37            1999
Melvin R. Martin (3)........................................    68            1992
Joseph F. Mazzella..........................................    47            1999
Glen E. Tullman (3).........................................    39            1994
John K. Wilcox (1)..........................................    63            1998

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Governance Committee

     THOMAS J. O'MALIA became Chairman of the Board of the Company in December 1998. Mr. O'Malia has been a director of the Company since September 1993. Since July 1995, Mr. O'Malia has been a Professor of Clinical Entrepreneurship and Director of the Entrepreneur Program at the University of Southern California. From April 1994 to July 1995, Mr. O'Malia was General Manager, Manufacturing Systems Division of Kronos, Incorporated ("Kronos"), a software company. From 1985 to April 1994, Mr. O'Malia was Chief Executive Officer of ShopTrac Data Collection Systems, Inc., a software company that he founded and that was merged into Kronos in April 1994.

     CHRISTOPHER G. KNOWLES became Chief Executive Officer of the Company in December 1998 and was President and Chief Operating Officer of the Company from April 1994 to March 1996. Mr. Knowles previously served as Senior Vice President, Operations East of the Company from January 1994 to April 1994. Prior to joining the Company, Mr. Knowles was Chairman and Chief Executive Officer from 1980 to 1994 of Underwriters Salvage Company, a multi-location salvage operation that the Company acquired in January 1994. Mr. Knowles has been a director of the Company since June 1994. Mr. Knowles is also a director of Zebra Technologies Corporation.

     MAURICE A. COCCA has been a director of the Company since February 1997. From November 1993 to November 1995, Mr. Cocca was Managing Director of The Fisons Laboratory Supplies Division of Fisons PLC. This Division is a distributor of laboratory supplies that was later acquired by Fisher Scientific. Mr. Cocca also served on the Board of Directors of Fisons PLC from November 1993 to November 1995. From November 1993 to November 1995, Mr. Cocca served as Chairman of Curtin Matheson Scientific, a division of Fisons PLC and a supplier of diagnostic instruments, tests and related products. From 1977 to November 1995, Mr. Cocca was President of Curtin Matheson Scientific.

     SUSAN B. GOULD has been a director of the Company since October 1991. Ms. Gould is the founder, and since 1988 has been President, of Gould & Associates, a human resources consulting firm specializing in outplacement and organizational team building.

     PETER H. KAMIN has been a director of the Company since January 1999. Since January 1992, Mr. Kamin has been a Partner of Peak Investment, L.P. Mr. Kamin is also a director of Data Transmission Network Systems, Inc.

     MELVIN R. MARTIN has been a director of the Company since January 1992. From June 1947 to January 1992, Mr. Martin was President and Chief Executive Officer of M&M Auto Storage Pool, Inc., which he founded and which sold substantially all of its assets to the Company in January 1992.

     JOSEPH F. MAZZELLA has been a director of the Company since January 1999. Since 1980, Mr. Mazzella has been a partner of Lane, Altman & Owens, a law firm in Boston, Massachusetts. He is a director of Alliant Techsystems, Inc., Data Transmission Network Systems, Inc. and Parajon Acquisition Corp.

     GLEN E. TULLMAN has been a director of the Company since November 1994. Since August 1997, Mr. Tullman has been Chief Executive Officer of Allscripts, Inc., a provider of pharmaceutical management systems to physicians. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer and a Director of Enterprise Systems, Inc., a publicly held provider of healthcare information systems and software for automating and streamlining key operational areas in healthcare organizations. From 1990 to September 1994, Mr. Tullman was President and Chief Operating Officer of CCC Information Services, Inc., a provider of software and network services to insurance companies.

     JOHN K. WILCOX has been a director of the Company since February 1998. From November 1994 until November 1997, Mr. Wilcox was Group Vice President, personal lines finance and planning of Allstate Insurance Company. From April 1990 to October 1994, Mr. Wilcox was Vice President, Finance, of Allstate Insurance Company. In connection with the Company's acquisition of the Reclamation Division of Tech-Cor, Inc. ("Tech-Cor"), a wholly-owned subsidiary of Allstate, in 1993, the Company, Tech-Cor, and certain shareholders of the Company entered into a stockholder agreement (the "Allstate Stockholder Agreement") pursuant to which such shareholders agreed to vote their shares of the Company's Common Stock to elect to the Board of Directors a representative chosen by Tech-Cor. Mr. Wilcox was appointed as a member of the Board of Directors pursuant to the Allstate Stockholder Agreement.

     James P. Alampi, formerly Chief Executive Officer, President and a director of the Company, resigned his positions effective December 16, 1998 to accept a position with another company. Following the announcement of Mr. Alampi's resignation, Mr. Kamin contacted the Board of Directors and requested that, in light of his significant ownership stake in the Company, the Board consider him and Mr. Mazzella, his attorney and business associate, as directors to fill the vacancies created by Mr. Alampi's resignation and the earlier resignation of another former director, Bradley S. Scott, in April 1998. After considering Messrs. Kamin's and Mazzella's qualifications and other factors, the Board elected Messrs. Kamin and Mazzella as directors in January 1999.

     Family relationships among executive officers or directors of the Company are as follows: Marcia A. McAllister, the Company's Vice President, Public Affairs, is the wife of Mr. Knowles, and Donald J. Comis, the Company's Vice President, Central Division, is the brother of Gerald C. Comis, the Company's Vice President, Customer Service and Industry Relations.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors held ten meetings, four of which were special meetings. As of December 31, 1998, the Board of Directors had a standing Audit Committee, Compensation Committee and Governance Committee.

     The Audit Committee is primarily responsible for, among other things, approving the services performed by the Company's independent auditors, reviewing financial statements of the Company, determining the adequacy of the Company's accounting practices and determining the effectiveness of the Company's systems of internal accounting controls. The Audit Committee consists of Mr. Wilcox, its Chairman, and Mr. O'Malia. The Audit Committee held five meetings during 1998. Ms. Gould resigned as a member of the Committee in August 1998 and Mr. Knowles resigned as a member of the Committee in December 1998.

     The Compensation Committee is primarily responsible for, among other things, reviewing and approving the Company's compensation policies and setting the compensation levels for those Company executive officers and employees reporting directly to the Company's Chief Executive Officer. The Compensation Committee is also responsible for the administration of the Company's stock option plans and Employee Stock

Purchase Plan. The Compensation Committee currently consists of Ms. Gould, its Chairperson, and Mr. Cocca. Mr. O'Malia resigned as a member of the Committee in December 1998. The Compensation Committee held five meetings during 1998.

     The Governance Committee is primarily responsible for, among other things, the CEO performance evaluation process, conducting searches for new directors and general board governance matters. The Governance Committee consists of Mr. Cocca, its Chairperson, Mr. Martin and Mr. Tullman. The Governance Committee was formed in May 1998 and held three meetings during 1998. There is no formal Committee procedure for consideration of shareholder recommendations of nominees for Board membership.

     During 1998, no director attended fewer than 75% of the aggregate number of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of Committees of the Board of Directors on which he or she served that were held during the period of which he or she was a Board or Committee member.

COMPENSATION OF DIRECTORS

     For 1998, each non-employee director was entitled to receive an annual retainer fee of $18,000, a $1,000 fee for each Board meeting attended, a $500 fee for each committee meeting attended (other than on the date of a regularly scheduled Board meeting), and an annual fee of $3,000 if such non-employee director served as a Chairperson of a Committee. Mr. Wilcox waived all rights to receive non-employee director fees. Non-employee directors are also reimbursed for expenses incurred in attending such meetings.

     Each non-employee director is also eligible to receive periodic option grants for shares of the Company's Common Stock pursuant to the automatic option grant program in effect under the Company's 1991 Stock Option Plan. Under this automatic option grant program, each individual who becomes a non-employee Board member is granted an option to purchase 10,000 shares of Common Stock on the date such individual joins the Board. In addition, each non-employee director is also entitled to receive an automatic option to purchase 2,000 shares of Common Stock on the last business day of the second quarter of each fiscal year during which such individual continues to serve on the Board. Each automatic option grant becomes exercisable in four successive quarterly installments with the first such installment to become exercisable on the last day of the fiscal quarter immediately following the date of grant, provided the non-employee director continues to serve on the Board. However, each option will become immediately exercisable for all of the option shares in the event of a change of control of the Company.

     The Company also has certain consulting and on-going business arrangements with Messrs. O'Malia and Martin which are described more fully under the sections "Employment Contracts and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the Company and its subsidiaries during each of the last three fiscal years, by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers. The individuals whose compensation is disclosed in the following tables are hereafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                   ANNUAL COMPENSATION                 AWARDS
                                        -----------------------------------------   ------------
                                                                                     SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------      ----   ------------   --------   ---------------   ------------   ---------------
Christopher G. Knowles........   1998      18,000(2)        --            --(5)        42,000(3)        24,000(4)
Chief Executive Officer          1997          --           --            --            2,000           24,000(4)
                                 1996      80,000           --        32,000           10,000           11,000(4)

James P. Alampi...............   1998     332,000(6)        --         8,000(5)        20,000          106,000(7)
President and Chief Executive    1997     329,000       32,000         1,000(8)            --            6,000(9)
Officer                          1996     239,000       60,000            --          200,000               --

Linda C. Larrabee.............   1998     169,000       44,000        20,000(5)        50,000            6,000(9)
Senior Vice President and        1997     170,000       12,000        38,000(10)           --            6,000(9)
Chief Financial Officer          1996      82,000       15,000            --           30,000               --

Gerald C. Comis...............   1998     153,000       33,000        18,000(5)        37,500            6,000(9)
Vice President, Customer         1997     152,000        9,000        16,000(5)            --            3,000(9)
Service and Industry Relations   1996     142,000       10,000            --               --            6,000(9)

Marcia A. McAllister..........   1998     150,000       33,000        18,000(5)        38,000            6,000(9)
Vice President, Public Affairs   1997     149,000        9,000        18,000(5)            --            6,000(9)
                                 1996     142,000       10,000            --               --            6,000(9)

Donald J. Comis...............   1998     130,000       33,000        18,000(5)        38,000            5,000(9)
Vice President Central           1997     131,000       10,000        26,000(11)           --            6,000(9)
Division                         1996     105,000        9,000            --               --            4,000(9)

---------------

(1) Includes salary deferred under the Company's 401(k) Plan and Section 125 Plan, and all amounts are rounded to the nearest thousand.

(2) Mr. Knowles, a director of the Company since 1994, became Chief Executive Officer of the Company in December 1998. Mr. Knowles receives an annual salary of $250,000 for serving as Chief Executive Officer.

(3) Mr. Knowles received a stock option grant for 40,000 shares at the time he became Chief Executive Officer. In June 1998, Mr. Knowles received an automatic option grant for 2,000 shares for serving as a director of the Company.

(4)  Director's fees paid to Mr. Knowles prior to becoming Chief Executive
     Officer.

(5)  Automobile allowance.

(6) Mr. Alampi resigned as Chief Executive Officer and President and as a director of the Company effective December 16, 1998. Mr. Alampi was paid his salary through December 31, 1998.

(7) Represents a payment of $100,000 made to Mr. Alampi in connection with his resignation and a $6,400 contribution that the Company made on Mr. Alampi's behalf to the 401(k) Plan.

(8) Represents gross-up to cover taxes incurred for relocation expense reimbursement.

(9) Represents matching contributions that the Company made to its 401(k) Plan on behalf of the Named Officer.

(10) Represents $19,000 for gross-up to cover taxes incurred for relocation expense reimbursement and $19,000 for an automobile allowance.

(11) Represents $13,000 for gross up to cover taxes for relocation expense reimbursement and $13,000 for an automobile allowance.

STOCK OPTIONS

     The following table sets forth information with respect to the Named Officers concerning grants of stock options made during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE
                                                                                                              VALUE AT
                                                     INDIVIDUAL GRANTS                                  ASSUMED ANNUAL RATES
                        ----------------------------------------------------------------------------          OF STOCK
                        NUMBER OF SECURITIES   % OF TOTAL OPTIONS                                      PRICE APPRECIATION FOR
                         UNDERLYING OPTIONS        GRANTED TO                                               OPTION TERM
                              GRANTED             EMPLOYEES IN      EXERCISE PRICE                     ----------------------
NAME                           (#)(1)            FISCAL YEAR(2)       ($/SH)(3)      EXPIRATION DATE   5% ($)(4)   10% ($)(4)
----                    --------------------   ------------------   --------------   ---------------   ---------   ----------
Christopher G.
  Knowles.............          2,000(5)               .4%             $14.125          06/29/05       $ 17,766     $ 45,023
                               40,000(6)              8.7               11.125          12/15/05        279,858      709,215
James P. Alampi.......         20,000(7)              4.4               11.688          09/14/99        147,010      372,553
Linda C. Larrabee.....         15,000(8)              3.3               11.688          01/02/05        110,258      279.415
                               15,000(8)              3.3               11.125          12/15/05        104,947      265,956
                               20,000(9)              4.4               11.125          12/15/05        139,929      354,608
Marcia A.
  McAllister..........         12,500(8)              2.7               11.688          01/02/05         91,882      232,846
                               10,000(8)              2.2               11.125          12/15/05         69,965      177,304
                               15,000(9)              3.3               11.125          12/15/05        104,947      265,956
Gerald C. Comis.......         12,500(8)              2.7               11.688          01/02/05         91,882      232,846
                               10,000(8)              2.2               11.125          12/15/05         69,965      177,304
                               15,000(9)              3.3               11.125          12/15/05        104,947      265,956
Donald J. Comis.......         12,500(8)              2.7               11.688          01/02/05         91,882      232,846
                               10,000(8)              2.2               11.125          12/15/05         69,965      177,304
                               15,000(9)              3.3               11.125          12/15/05        104,947      265,956

---------------
(1) Each option was granted under the Company's 1991 Stock Option Plan. Each option will become immediately exercisable for all the option shares in the event of a change of control of the Company. Each option has a maximum term of 7 or 10 years, subject to earlier termination in the event that the optionee ceases to provide services to the Company.

(2) Based upon options to purchase an aggregate of 458,856 shares granted in 1998.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may, at its discretion, also loan the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation from the date of grant are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's Common Stock that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other specific level. No gain will in fact be realized by the optionees unless the stock price appreciates over the option term, which will also benefit all shareholders of the Company.

(5) The option becomes exercisable in four successive quarterly installments with the first such installment exercisable on the last day of the fiscal quarter immediately following June 30, 1998, the date of grant.

(6) The option becomes exercisable in four successive quarterly installments with the first such installment exercisable three months after December 15, 1998, the date of grant. Should Mr. Knowles' service as Chief Executive Officer be terminated prior to December 15, 1999, then the Option will become fully vested and exercisable as of the date of such termination.

(7) In connection with his resignation, options granted to Mr. Alampi became exercisable as of December 15, 1998 and shall continue to be exercisable until September 14, 1999.

(8) The option becomes exercisable in four successive annual installments with the first such installment to become exercisable one year after the date of grant.

(9) The option becomes exercisable in full on December 15, 1999, the first anniversary of the date of grant.

     The following table sets forth information with respect to unexercised options held as of the end of the 1998 fiscal year by the Named Officers. No stock options were exercised during the 1998 fiscal year by the Named Officers. No stock appreciation rights were outstanding at the end of 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL YEAR-         IN-THE-MONEY OPTIONS AT
                                                        END(#)                 FISCAL YEAR-END($)(1)(2)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Christopher G. Knowles.....................     43,000         41,000            9,000         30,000
James P. Alampi............................    170,000              0          397,490              0
Linda C. Larrabee..........................     15,000         65,000                0         29,055
Marcia A. McAllister.......................      7,500         40,000           36,563         33,275
Gerald C. Comis............................     19,500         40,000           36,563         33,275
Donald J. Comis............................      5,875         38,125            9,141         24,134

---------------
(1) "In-the-money" options are options whose exercise price was less than the market price of the Common Stock on December 31, 1998, the last day of the 1998 fiscal year.

(2) Based upon the market price of $11.875 per share, which was the closing price per share of the Company's Common Stock on the Nasdaq National Market on December 31, 1998, less the exercise price payable per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers, including the Chief Executive Officer, and has the sole and exclusive authority to administer the Company's stock option plans.

     COMPENSATION ARRANGEMENTS. The compensation paid to James P. Alampi, who resigned as Chief Executive Officer and President of the Company on December 16, 1998, for the 1998 fiscal year was based on the 1996 employment agreement, which the Company negotiated with Mr. Alampi prior to his commencement of employment (the "Alampi Agreement"). Under the Alampi Agreement, Mr. Alampi was entitled to an annual base salary and a performance incentive bonus of up to 40% of his annual salary based upon the achievement of objectively quantifiable and measurable goals and objectives determined in advance by the Compensation Committee. In 1998, Mr. Alampi received a base salary of $332,122. In connection with his resignation, Mr. Alampi received a payment of $100,000. (See discussion in the section captioned "Employment Contracts and Change-in-Control Arrangements").

     Christopher G. Knowles was named Chief Executive Officer of the Company upon the resignation of Mr. Alampi. Mr. Knowles will receive cash compensation at an annual rate of $250,000, payable monthly, for each month he provides services to the Company as CEO.

     GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package consists of: (i) base salary (ii) annual incentive compensation and (iii) long-term stock-based incentive compensation.

     BASE SALARY. Each Named Officer (other than Mr. Knowles) received a modest increase in his or her base salary for 1998. This increase was authorized by the Compensation Committee on the basis of its evaluation of the personal performance of each such individual and the Company's objective of maintaining base salary at a level that will enable the Company to attract and retain the services of the high quality executives critical to the Company's financial success. The Company also provides its executive officers with perquisites, such as automobile allowances and relocation expenses, which are designed to match the fringe benefits provided to executive officers of similarly-sized or comparable companies with which the Company competes for executive talent.

     ANNUAL INCENTIVE COMPENSATION. Annual bonuses are payable to Executive Officers of the Company based upon the achievement of objectively quantifiable and measurable goals and objectives determined in advance by the Compensation Committee. For 1998, the Named Officers, except for Mr. Alampi and Mr. Knowles, received bonuses. In connection with his resignation, Mr. Alampi received a payment of $100,000.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. The Company makes stock option grants that in general are designed to align the interests of the executive officers with those of the shareholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Option grants are typically made at the initial employment of the executive and reviewed periodically thereafter. The number of shares underlying the options are based upon the level of the officer's responsibilities and internal comparability considerations.

     In January 1998, the Company granted Mr. Alampi a stock option for 20,000 shares. In connection with his appointment to the position of Chief Executive Officer, Mr. Knowles was granted a stock option for 40,000 shares. Also, prior to becoming Chief Executive Officer, Mr. Knowles received an automatic stock option grant of 2,000 shares for serving as a director of the Company. Each of the other Named Officers were granted stock options in 1998.

     Option grants allow the officer to acquire shares of Common Stock at a fixed price per share (the closing price on the date preceding the grant date) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a one-year or four-year period, contingent upon the executive officer's continued service relationship with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains a service provider to the Company, and then only if the market price of the Company's Common Stock appreciates over the option term.

     TAX LIMITATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held corporations for compensation exceeding $1 million paid to certain of the Company's executive officers. It is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 1999 will exceed the $1 million limit per officer. In addition, the Company's 1991 Stock Option Plan limits the maximum number of shares of common stock for which any one participant may be granted stock options over the remaining term of the plan so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

                             COMPENSATION COMMITTEE

              Susan B. Gould                     Maurice A. Cocca

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Ms. Gould and Mr. Cocca. Neither of these individuals was at any time during the fiscal year ended December 31, 1998 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-US Companies Index and (ii) the Nasdaq Stock Market SIC Peer Group 5000-5099 Index (which includes companies listed on Nasdaq that are primarily engaged in the wholesale distribution of durable goods) for the five-year period from December 31, 1993 through December 31, 1998. This graph assumes the investment of $100 on December 31, 1993 in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq SIC Peer Group index and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      NASDAQ STOCK MARKET -- US COMPANIES,
                 NASDAQ STOCK MARKET SIC PEER GROUP 5000 - 5099
                         INSURANCE AUTO AUCTIONS, INC.

                                                INSURANCE AUTO AUCTIONS,
                                                          INC.                       MARKET                       PEER
                                                ------------------------             ------                       ----
12/31/93                                                 100.00                      100.00                      100.00
12/30/94                                                  82.00                       97.80                       86.40
12/29/95                                                  28.90                      138.30                      101.40
12/31/96                                                  25.50                      170.00                      105.00
12/31/97                                                  30.90                      208.50                      106.30
12/31/98                                                  31.90                      293.80                       98.00

   TOTAL RETURNS INDEX FOR:      12/31/93   12/30/94   12/29/95   12/31/96   12/31/97   12/31/98
   ------------------------      --------   --------   --------   --------   --------   --------
Insurance Auto Auctions, Inc.     100.0       82.0       28.9       25.5       30.9       31.9
Nasdaq Stock Market               100.0       97.8      138.3      170.0      208.5      293.8
Peer Groups                       100.0       86.4      101.4      105.0      106.3       98.0

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those prior or future filings made by the Company under those statutes.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following is a description of the employment or consulting agreements in effect between the Company and certain of its directors and the Named Officers.

     In connection with his resignation as an officer and director of the Company, Mr. Alampi entered into an Agreement dated as of December 16, 1998. In consideration for Mr. Alampi's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Mr. Alampi his salary through December 31, 1998 and a lump sum payment of $100,000. In addition, the Company accelerated the vesting of 70,000 previously granted options and extended the exercisability of all of Mr. Alampi's outstanding vested options until September 14, 1999. Mr. Alampi released the Company from any and all claims arising from or relating to his employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     The Company and Mr. O'Malia entered into a Consulting Agreement dated December 1, 1998 in connection with Mr. O'Malia's appointment as Chairman of the Board of Directors. Pursuant to the Agreement, Mr. O'Malia agreed to perform services on behalf of the Company, including, but not limited to, assisting the Company in recruiting a Chief Executive Officer and assisting with investor relations. In consideration for such services, the Company agreed to pay Mr. O'Malia $75,000 for the first year of the term of the Consulting Agreement. For any succeeding year in which Mr. O'Malia serves as Chairman of the Board, the Company will pay Mr. O'Malia a fee of $50,000. Such cash compensation is in lieu of any fees otherwise payable to Mr. O'Malia during the term of the Consulting Agreement for services as a director of the Company (including annual retainer fees, fees for Board meeting attendance, fees for committee meeting attendance and fees for serving as a chairperson of a Board committee). In addition, in December 1998, the Company granted to Mr. O'Malia an option to purchase 40,000 shares of the Company's common stock under the Company's 1991 Stock Option Plan and agreed to grant Mr. O'Malia an option to purchase 10,000 shares of the Company's common stock for each succeeding year in which Mr. O'Malia serves as Chairman of the Board. The option will become vested and exercisable in four quarterly installments beginning three months after the date of the grant. Such option grants to Mr. O'Malia will be in lieu of any automatic grants of options that would otherwise be made to Mr. O'Malia for service as a director pursuant to the Company's 1991 Stock Option Plan. The Consulting Agreement may be terminated by either party by not less than 24 hours' prior written notice. In 1998, Mr. O'Malia received $6,250 pursuant to the Consulting Agreement.

     Christopher G. Knowles was named Chief Executive Officer of the Company upon the resignation of Mr. Alampi. Mr. Knowles will receive cash compensation at an annual rate of $250,000, payable monthly, for each month he provides services to the Company as CEO.

     The Company has entered into a Change of Control Employment Agreement (the "Employment Agreement") with each of the Named Officers, except for Mr. Knowles. Below is a general description of certain terms and conditions of the Employment Agreement.

     In the event of a "Change of Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, or "Cause" or (2) the termination of the executive's employment by the executive for "Good Reason," the Employment Agreement provides that the executive shall be paid a lump sum cash amount equal to one and one-half times the executive's annual base salary and "Highest Annual Bonus" as defined in the Employment Agreement. In addition, the executive is entitled to continued employee welfare benefits for 18 months after termination of employment.

     "Change of Control" means (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934) of 50% or more of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the board of directors, (c) a major corporate transaction, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company's assets, or (d) a liquidation or dissolution of the Company.

     "Cause" means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Company.

     "Good Reason" means the diminution of responsibilities, assignment to inappropriate duties, failure of the Company to comply with compensation or benefit provisions, transfer to a new work location more than 75 miles from the executive's previous work location, a purported termination of the Employment Agreement by the Company other than in accordance with the Employment Agreement, or failure of the Company to require any successor to the Company to comply with the Employment Agreement.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     Tech-Cor Acquisition. In December 1993, the Company purchased certain assets from and assumed certain specified obligations and liabilities of the Reclamation Division of Tech-Cor, Inc. ("Tech-Cor"), a subsidiary of Allstate (the "Tech-Cor Acquisition"). The consideration for the Tech-Cor Acquisition was 1,667,000 shares of the Company's Common Stock, which shares were subsequently transferred by Tech-Cor to Allstate. The Company also entered into a lease with respect to certain real property owned by Allstate located in Wheeling, Illinois. The Company is required to pay rent of $18,333 per month to Allstate during the term of such lease, which expires in December 2003. The Company, Tech-Cor and certain shareholders of the Company also entered into a stockholder agreement pursuant to which such shareholders agreed to vote their shares of the Company's Common Stock to elect to the Board of Directors a representative chosen by Tech-Cor and the Company agreed to facilitate such shareholders' actions. The Company and Tech-Cor also entered into a Registration Agreement pursuant to which the Company is obligated under certain circumstances to register with the Securities and Exchange Commission shares of the Company's Common Stock held by Tech-Cor or Allstate. In addition, Allstate agreed not to purchase shares of the Company's voting stock that would result in ownership by Allstate and its affiliates of more than 20%, in the aggregate, of the Company's voting stock.

     Allstate Business. In its normal course of business, the Company purchases vehicles from Allstate and advances funds for intermediary towing and storage fees ("Advanced Charges") on behalf of Allstate. Additionally, depending on the type of sales agreement in effect at a Company location, Allstate may owe the Company for various fees. Upon settlement, the Advanced Charges and the related amounts owed to Allstate for the purchase of the vehicle and the amount owed by Allstate to the Company for various fees are netted. During the years ended December 31, 1998 and 1997, the Company recorded fee income of $4,700,000 and $7,000,000, respectively, related to the consignment sale of Allstate-insured vehicles, and recorded sales of $35,700,000 and $34,700,000, respectively, and cost of sales of $32,500,000 and $32,800,000, respectively, related to the purchase of Allstate-insured vehicles under the purchase-agreement method.

     M & M Acquisition. In January 1992, the Company purchased the auto salvage pool operations of M & M Auto Storage Pool, Inc. ("M & M"), and acquired a 10-year option to purchase 35 acres of land on which M & M's operation is located. Melvin R. Martin, the founder, Chief Executive Officer and principal shareholder of such auto salvage operation, was elected a director of the Company in January 1992. The Company is required to pay rent to Mr. Martin during the ten-year term of the lease relating to the real property owned by Mr. Martin. In 1998, the Company paid $350,165 pursuant to the lease. The Company believes the terms of the lease are no less favorable than those available from unaffiliated third party lessors.

     In connection with the M & M acquisition, the Company entered into an exclusive towing services agreement with a corporation owned by Mr. Martin and his wife, pursuant to which such entity provides towing services to the Company in the Phoenix, Arizona area. Through mid-June 1998, the Company paid $692,000 for towing services pursuant to such towing agreement. The Company believes that the towing fees charged to the Company under such agreement are on terms no less favorable than those available from unaffiliated third party towing contractors. In June 1998, Mr. Martin sold the towing company to an unrelated third party.

     Service Agreement. Mr. Martin and the Company are parties to an agreement for services pursuant to which Mr. Martin is compensated on a daily basis for consulting services, primarily in the areas of acquisitions and real estate. In 1998, Mr. Martin received $50,458 in fees and reimbursement of reasonable expenses.

     Dallas, Texas Lease. The Company leases certain property located in Dallas, Texas from a partnership in which Mr. Martin is a partner. In 1997, the Company paid $428,311 in rent under this lease.

              PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the shareholders to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     KPMG LLP were auditors for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 and have been recommended to the shareholders for ratification as auditors for the year ending December 31, 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 31, 1999 for
(i) each director and Nominee, (ii) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (iii) any other Named Officer and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                NUMBER OF      PERCENT OF TOTAL
NAME AND ADDRESS                                                 SHARES      SHARES OUTSTANDING(1)
----------------                                                ---------    ---------------------
Allstate Insurance Company(2)...............................
3075 Sanders Road, Suite G4B
Northbrook, Illinois 60062                                      1,667,000             14.7%

Wallace R. Weitz & Co.(3)...................................
1125 S. 103rd St., Ste 600
Omaha, NE 68124-6008                                            1,517,500             13.4%
Peter H. Kamin(4)...........................................    1,010,300              8.9%
Peak Investment Limited Partnership(5)......................
Peak Management, Inc.(6)....................................
One Financial Center, Suite 1600
Boston, MA 02111
State of Wisconsin Investment Board(7)......................
P.O. Box 7842
Madison, Wisconsin 53707                                          950,000              8.4%
Wanger Asset Management, L.P.(8)............................
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606                                           904,500              8.0%
Wellington Management Co., LLP(9)...........................
75 State Street
Boston, MA 02109                                                  598,000              5.3%
Dimensional Fund Advisors(10)...............................
1299 Ocean Ave., 11th Fl.
Santa Monica, CA 90401                                            578,800              5.1%
Peter H. Kamin(4)(5)(6).....................................    1,010,300              8.9%
James P. Alampi(11).........................................      176,250              1.6%
Christopher G. Knowles(11)..................................      148,953              1.3%
Linda C. Larrabee(11).......................................       20,851                *
Marcia A. McAllister(11)....................................       10,625                *
Donald J. Comis.............................................       11,711                *
Gerald C. Comis(11).........................................       25,049                *
Thomas J. O'Malia(11).......................................       38,500                *
Melvin R. Martin(11)........................................       29,000                *
Glen E. Tullman(11).........................................       23,100                *
Susan B. Gould(11)..........................................       22,400                *
Maurice A. Cocca(11)........................................       23,500                *
Joseph F. Mazzella(11)......................................        3,500                *
John K. Wilcox(12)..........................................           --                *
All officers (including Named Officers) and directors as a
  group (17 persons)(13)....................................    1,650,727             14.0%

---------------

* Less than 1%

(1) Percentage of beneficial ownership is calculated assuming 11,341,358 shares of common stock were outstanding on March 31, 1999. This percentage includes any shares of common stock of which such individual or entity had the right to acquire beneficial ownership within sixty days of March 31, 1999, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended.

(2) Such information is based on a Schedule 13G filed by Allstate with the SEC reflecting stock ownership as of December 31, 1995 and on subsequent representations by Allstate to the Company. According to such Schedule 13G and representations, Allstate has sole voting and investment power over all the shares.

(3) Such information is based on a Schedule 13G/A filed by Wallace R. Weitz & Co. with the SEC on February 10, 1999 and reflects stock held as of December 31, 1998. According to such Schedule 13G/A, Wallace R. Weitz & Co. has sole voting and dispositive power for all the shares.

(4) Peter H. Kamin, a director of the Company, has the sole power to vote or dispose of 35,900 shares of Common Stock beneficially owned by him for his own account and in trust for the benefit of his children. In addition, Mr. Kamin has shared voting and/or dispositive power with respect to an aggregate of 194,200 shares of Common Stock held in managed brokerage accounts for which he acts as an investment advisor. Finally, by reason of his position as the sole director, officer and stockholder of Peak Management, Inc., which is the sole General Partner of Peak Limited Partnership, Mr. Kamin may be deemed to have shared voting and dispositive power over the 780,200 shares of Common Stock beneficially owned by such partnership. Accordingly, Peter H. Kamin may be deemed the beneficial owner of an aggregate 1,010,300 shares of Common Stock. Such information is based on a Schedule 13G/A filed with the SEC on February 11, 1999.

(5) Peak Investment Limited Partnership ("Peak L.P.") is the beneficial owner of 780,200 shares of Common Stock. Peak L.P. has the sole power to vote or to dispose of or to direct the voting or to direct the disposition of the Common Stock beneficially owned by it. Such voting and dispositive power may be exercised on behalf of Peak L.P. by its General Partner, Peak Management, Inc., of which Peter H. Kamin is the sole officer, director and stockholder. Accordingly, Peter H. Kamin may be deemed to have shared voting and dispositive power over the 780,200 shares of the Common Stock beneficially owned by Peak L.P. Such information is based on a Schedule 13G/A filed with the SEC on February 11, 1999.

(6) By reason of its interest as General Partner of Peak L.P., Peak Management, Inc. may be deemed to have shared voting and dispositive power over the 780,200 shares of Common Stock beneficially owned by such partnership. Such information is based on a Schedule 13G/A filed with the SEC on February 11, 1999.

(7) Such information is based on a Schedule 13G/A filed by State of Wisconsin Investment Board with the SEC on January 16, 1999 and reflects stock held as of December 31, 1998. According to such Schedule 13G/A, the State of Wisconsin Investment Board retains sole voting and dispositive power for all the shares.

(8) Such information is based on a Schedule 13G/A filed by Wanger Asset Management, L.P., with the SEC on January 27, 1999 and reflects stock held as of December 31, 1998. According to such Schedule 13G/A, Wanger Asset Management, L.P. has shared voting and dispositive power for all the shares.

(9) Such information is based on a Schedule 13G filed by the Wellington Management Company, LLP ("Wellington") with the SEC on December 31, 1998 and reflects stock held as of December 31, 1998. According to such Schedule 13G, Wellington has shared voting and dispositive power over all the shares.

(10) Such information is based on a Schedule 13G filed by the Dimensional Fund Advisors ("Dimensional") with the SEC on February 12, 1999 and reflects stock held as of December 31, 1998. According to such Schedule 13G, Dimensional has sole voting and dispositive power over all the shares.

(11) Includes that portion of options to purchase shares of Common Stock granted under the 1991 Stock Option Plan that are exercisable on March 31, 1999 or will become exercisable within 60 days after that date: Mr. Kamin, 2,500 shares; Mr. Knowles, 53,500 shares; Mr. Alampi, 170,000 shares; Ms. Larrabee, 18,750 shares; Ms. McAllister, 10,625 shares; Mr. Donald J. Comis, 11,711 shares; Mr. Gerald C. Comis, 22,625 shares; Mr. O'Malia, 31,500 shares; Mr. Martin, 29,000 shares; Mr. Tullman, 17,500 shares; Ms. Gould, 16,700 shares; Mr. Cocca, 13,500 shares; and Mr. Mazzella, 2,500 shares.

(12) Mr. Wilcox was appointed a member of the Board of Directors pursuant to the Allstate Stockholder Agreement. Mr. Wilcox disclaims beneficial interest in any shares owned by Allstate Insurance Company.

(13) Includes options to purchase 458,950 shares of Common Stock granted under the 1991 Stock Option Plan that are currently exercisable or will become exercisable within 60 days after March 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater than ten percent shareholders that no other reports were required to be made, the Company believes that there was full compliance for the fiscal year ended December 31, 1998 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders.

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                        ADDITIONAL INFORMATION AVAILABLE

     The Company files an Annual Report on Form 10-K with the SEC. Shareholders may obtain a separate copy of this report, without charge, by writing to the Secretary of the Company at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                          THE BOARD OF DIRECTORS OF
                                          INSURANCE AUTO AUCTIONS, INC.

Dated: April 29, 1999

                      DIRECTIONS TO ARLINGTON PARK HILTON

                Site of the 1999 Annual Meeting of Shareholders

                           THE ARLINGTON PARK HILTON

                             3400 W. Euclid Avenue
                          Arlington Heights, IL 60005
                             Phone: (847) 394-2000
                              Fax: (847) 394-2095

FROM CHICAGO AND THE LOOP: TAKE THE NORTHWEST TOLLWAY (I-90) TOWARD ROCKFORD. EXIT AT 53 NORTH, TAKE 53 FOR 2 MILES. EXIT AT EUCLID EAST.

FROM THE EAST: TAKE LAKE AVENUE WEST, WHICH BECOMES EUCLID AVENUE, AND LEADS DIRECTLY TO THE HOTEL.

FROM THE NORTH: TAKE I-94/294 SOUTH TO WILLOW ROAD, WHICH BECOMES PALATINE ROAD. TAKE PALATINE ROAD TO ROUTE 53. TAKE 53 SOUTH, EXIT AT EUCLID EAST.

FROM THE SOUTH: FROM I-55, I-57 (OR SOUTHEAST INCLUDING O'HARE), TAKE THE NORTHWEST TOLLWAY (I-90) TOWARD ROCKFORD. EXIT AT 53 NORTH, TAKE 53 FOR 2 MILES. EXIT AT EUCLID EAST.

FROM THE WEST: FROM I-80, I-88, TAKE I-355 NORTH (WHICH BECOMES ROUTE 53). EXIT AT EUCLID EAST.

April 29, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549-1004
Attn: Filing Desk

RE: INSURANCE AUTO AUCTIONS, INC. (THE "COMPANY")
     DEFINITIVE PROXY STATEMENT AND RELATED MATERIALS

Ladies and Gentlemen:

     In connection with the Company's 1999 Annual Meeting of Shareholders and pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), enclosed for filing is the definitive copy of the Company's Proxy Statement and form of proxy in the form in which such materials will be furnished to the Company's shareholders (the "Proxy Materials"). The Company currently intends to release the Proxy Materials to shareholders by mail on or about May 14, 1999.

     Please advise the undersigned if you have any questions regarding this filing.



                                          Very truly yours,

                                          By: /s/
                                             ------------------------------
Enclosures

IAA57B                              DETACH HERE

                                     PROXY

                         INSURANCE AUTO AUCTIONS, INC.

                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 16, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         INSURANCE AUTO AUCTIONS, INC.


The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 16, 1999 and the Proxy Statement and appoints Christopher G. Knowles and Linda C. Larrabee, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Insurance Auto Auctions, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders to be held at the Arlington Park Hilton, 3400 W. Euclid Avenue, Arlington Heights, Illinois 60005-1052, on Wednesday, June 16, 1999 at 9:30 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

  PLEASE FOLLOW THE INSTRUCTIONS ON THE BACK OF THIS CARD TO GRANT YOUR PROXY
   BY TELEPHONE OR BY INTERNET, OR RETURN THIS PROXY CARD IN THE ACCOMPANYING
            ENVELOPE AFTER SIGNING AND DATING IT ON THE OTHER SIDE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
-------------                                                      -------------
 SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                               SIDE
-------------                                                      -------------



-----------------                                 ----------------
VOTE BY TELEPHONE                                 VOTE BY INTERNET
-----------------                                 ----------------

It's fast, convenient, and immediate!             It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone              confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:                     Follow these four easy steps:

1. Read the accompanying Proxy                    1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.              Statement/Prospectus and Proxy Card.

2. Call the toll-free number                      2. Go to the Website
   1-877-prx-vote (1-877-779-8683). For              http://www.eproxyvote.com/iaai
   shareholders residing outside the United
   States call collect on a touch-tone phone      3. Enter your 14-digit Voter Control Number
   1-201-536-8073.                                   located on your Proxy Card above your name.

3. Enter your 14-digit Voter Control Number       4. Follow the instructions provided.
   located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                      Go to http://www.eproxyvote.com/iaai anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


Your vote by telephone or over the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or over the Internet, you acknowledge receipt of the Notice of Annual Meeting of Shareholders to be held June 16, 1999 and the Proxy Statement dated April 29, 1999.

With respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting, those proxies are authorized to vote upon those matters at their discretion. As of April 29, 1999, the proxies named on the reverse side do not know of any such matter.


IAA57A                           DETACH HERE


[X] PLEASE MARK                                                          -----
    VOTES AS IN                                                              |
    THIS EXAMPLE.                                                            |

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED AND FOR
                              THE OTHER PROPOSALS.

1. To elect the following as directors to serve for a term ending upon the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified (except as marked to the contrary below):

   NOMINEES: (01) Thomas J. O'Malia, (02) Christopher G. Knowles, (03) Maurice
   A. Cocca, (04) Susan B. Gould, (05) Peter H. Kamin,(06) Melvin R. Martin,
   (07) Joseph F. Mazzella, (08) Glen E. Tullman, (09) John K. Wilcox


          FOR                            WITHHOLD
          ALL     [ ]              [ ]   AUTHORITY
        NOMINEES                        TO VOTE FOR
                                        ALL NOMINEES

 [ ]
    ------------------------------------------
    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee(s') on the line above.

2. To ratify the appointment of KPMG LLP as the         FOR   AGAINST   ABSTAIN
   Company's independent auditors for the fiscal        [ ]     [ ]       [ ]
   year ending December 31, 1999.

3. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]



IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.




Signature:_______________ Date:________ Signature: _______________Date: ________